Exhibit 3.1

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

WATERBRIDGE INFRASTRUCTURE LLC

TABLE OF CONTENTS

i

FIRST AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
WATERBRIDGE INFRASTRUCTURE LLC

This FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF WATERBRIDGE INFRASTRUCTURE LLC, is dated as of September 18, 2025 (as amended, supplemented or restated from time to time, this “Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in Section 1.1.

WHEREAS, the Company was formed under the Act pursuant to a certificate of formation filed with the Secretary of State of the State of Delaware on April 11, 2025, and a Limited Liability Company Agreement of WaterBridge Infrastructure LLC, dated as of April 11, 2025 (as amended by the WB 892 Merger Agreement (as defined below), the “Original LLC Agreement”), entered into by NDB Holdings;

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of September 17, 2025 (the “WB 892 Merger Agreement”), by and among the Company and WB 892 LLC, a Delaware limited liability company (“WB 892”), WB 892 merged with and into the Company, with the Company surviving (the “Merger”), and in connection with the Merger, (a) each of the Existing Members received newly issued limited liability company interests in the Company (such Member’s “Existing LLC Interest”) and was admitted as a member of the Company, (b) the limited liability company interest in the Company held by the initial member of the Company (the “Initial Member”) and such Initial Member’s interest (the “Initial LLC Interest”) was cancelled, and the Initial Member ceased to be a member of the Company and (c) the Initial Member was designated as a non-member manager of the Company; and

WHEREAS, the Board, the Initial Member and the Existing Members have authorized and approved an amendment and restatement of the Original LLC Agreement on the terms set forth herein.

NOW THEREFORE, the Original LLC Agreement is hereby amended and restated to read in its entirety as follows:

Article I
DEFINITIONS

Section 1.1 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18‑101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Affiliate” has the meaning ascribed to such term in Rule 12b‑2 promulgated under the Exchange Act.

“Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Board” has the meaning assigned to such term in Section 5.1.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Capital Contribution” means any cash, cash equivalents or the value of contributed property that a Member contributes to the Company pursuant to this Agreement.

“Certificate” means a certificate in such form as may be adopted by the Board, issued by the Company evidencing ownership of one or more Shares.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.2, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Chairman of the Board” has the meaning assigned to such term in Section 5.8.

“Change of Control” means the first to occur of the following events: (a) the sale of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any Person (or group of Persons acting in concert), other than to (i) one or more Shareholders or (ii) any employee benefit plan (or trust forming a part thereof) maintained by the Company or any of its Affiliates or other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by the Company or any of its Affiliates (any Person described in the foregoing clauses (i) or (ii), an “Affiliated Person”); (b) a sale of Shares by either (i) the Company or (ii) one or more Shareholders to a Person (or group of Persons acting in concert), or a merger, consolidation or similar transaction involving the Company, in any case, that results in (x) more than 50% of the Voting Shares of the Company (or any resulting company after a merger, or the ultimate parent company thereof, as applicable) being held by a Person (or group of Persons acting in concert) that is not an Affiliated Person and (y) the Five Point Members ceasing to own at least 40% of the Voting Shares of the Company; or (c) any event that results in the Sponsor Group ceasing to hold the ability to elect a majority of the members of the Board.

“Class A Share” means a Class A share representing a limited liability company interest in the Company having the rights and obligations specified in this Agreement.

“Class B Share” means a Class B share representing a limited liability company interest in the Company having the rights and obligations specified in this Agreement.

“close of business” has the meaning assigned to such term in Section 14.11(d).

“Closing Date” means the first date on which Class A Shares are delivered by the Company to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Commission” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Common Shares” means any Shares that are not Preferred Shares, including Class A Shares and Class B Shares.

“Company” means WaterBridge Infrastructure LLC, a Delaware limited liability company, and any successors thereto.

“Company Group” means the Company and each Subsidiary of the Company, collectively.

“Conflicts Committee” means an ad hoc committee of the Board comprised entirely of Independent Directors empaneled at the discretion of the Board by resolution establishing its roles and responsibilities that is formed to review and, if so determined, approve any transaction, activity, arrangement or circumstance involving a conflict of interest or a potential conflict of interest between any member of the Sponsor Group, one or more Directors, Officers, equity owners or their respective Affiliates, on the one hand, and the Company, any Group Member or any Member other than a member of such Sponsor Group, on the other.

“Consolidated Adjusted EBITDA” means the Company’s and its consolidated Subsidiaries’ net income (loss) before interest; taxes; depreciation, amortization, depletion and accretion; share‑based compensation; and other extraordinary and/or non‑recurring expenses deducted in calculating Adjusted EBITDA as publicly disclosed by the Company for the most recently completed fiscal period.

“Contribution Agreement” means that certain Contribution and Corporate Reorganization Agreement, dated as of September 8, 2025, by and among the Company, the Five Point Members and the other Persons party thereto, as such may be amended, supplemented or restated from time to time.

“Derivative Instrument” has the meaning assigned to such term in Section 14.11(a)(ii)(A).

“Desert Holdings” means Desert Environmental Holdings LLC, a Delaware limited liability company.

“Designated Director” means any Director who may be elected by the holders of any class or series of Shares specified in the related Share Designation for such class or series to the extent provided therein.

“DGCL” means the General Corporation Law of the State of Delaware, as amended (or any corresponding provisions of succeeding law).

“Director” means a member of the Board.

“Dividend” means any distribution by the Company to a holder of a Share other than (i) a return of some or all of the Capital Contribution related to such Share or (ii) a distribution upon liquidation, dissolution or winding‑up of the Company, whether voluntary or involuntary; provided that the term “Dividend” shall not include any repurchase or redemption of Shares by the Company.

“DVN JV Holdco” means Devon WB Holdco L.L.C., a Delaware limited liability company, and its successors.

“Elda River” means Elda River Infrastructure WB LLC, a Delaware limited liability company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (or any corresponding provisions of succeeding law).

“Existing Members” means WBR Holdings and GIC, collectively, and “Existing Member” means any of the foregoing, individually.

“Five Point Members” means WBR Holdings, NDB Holdings, Desert Holdings, and each of their respective successors.

“Five Point Representative” means Five Point Infrastructure LLC or any successor thereto designated in writing to the Company by the holders of a majority-in-interest of the Five Point Members (based on ownership of Shares).

“Foreign Action” has the meaning assigned to such term in Section 15.10(d).

“FSC Enforcement Action” has the meaning assigned to such term in Section 15.10(d).

“GIC” means Ashburton Investment Private Limited, a Singapore private limited company,

“Good Faith” means, when applied to any action or omission of a Person, that such Person, at the time of such action or omission, held a subjective belief that such action or omission is in, or not opposed to, the best interests of the Company.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Group Member” means a member of the Company Group.

“Group Member Agreement” means the partnership agreement of any Group Member that is a limited or general partnership, the limited liability company agreement of any Group Member, other than the Company, that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

“Indemnified Person” means (a) any Person who is or was a Director or Officer, (b) any Person who is or was serving at the request of the Company or any of its Subsidiaries as an officer, director, member, manager, partner, fiduciary or trustee of another Person (including any Subsidiary); provided, that a Person shall not be an Indemnified Person by reason of providing, on a fee‑for‑services basis, trustee, fiduciary or custodial services, (c) any member of the Sponsor Group and its Affiliates and (d) any Person the Board designates as an “Indemnified Person” for purposes of this Agreement.

“Independent Director” means a Director who is determined by the Board to meet the then current independence and other standards established by the Exchange Act and by each National Securities Exchange on which Shares are listed for trading and, for the purposes of service on a Conflicts Committee, is determined by the Board to be independent with respect to any transaction, activity, arrangement or circumstance to be evaluated by such Conflicts Committee.

“Initial OpCo Unitholders” means, collectively, the Five Point Members, DVN JV Holdco and Elda River.

“IPO” means the initial offering and sale of Class A Shares to the public, as described in the Registration Statement.

“Law” means any statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law) of any Governmental Entity.

“Liquidation Date” means the date on which an event giving rise to the dissolution, winding up and termination of the Company occurs.

“Liquidator” means one or more Persons selected by the Board to perform the functions described in Section 11.2 as liquidating trustee of the Company within the meaning of the Act.

“Member” means each member of the Company, including any Person admitted as an additional or substitute member of the Company in accordance with this Agreement, each in such Person’s capacity as a member of the Company.

“Member Associated Person” has the meaning assigned to such term in Section 14.11(d).

“Merger Agreement” has the meaning assigned to such term in Section 13.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.

“NDB Holdings” means NDB Holdings LLC, a Delaware limited liability company.

“Officers” has the meaning assigned to such term in Section 8.1(a).

“OpCo” means WBI Operating LLC, a Delaware limited liability company.

“OpCo LLC Agreement” means the Amended and Restated Limited Liability Agreement of OpCo, as it may be amended, restated, supplemented and otherwise modified from time to time.

“OpCo Units” has the meaning assigned to such term in Section 3.3(g).

“Outstanding” means, with respect to any class, series or other category of Shares, all such Shares that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination, net of any such Shares held in the Company’s treasury.

“Percentage Interest” means, as of any date of determination, (a) as to any Class A Shares, the product obtained by multiplying (i) 100% less the percentage applicable to the Shares referred to in clause (c) by (ii) the quotient obtained by dividing (A) the number of such Class A Shares by (B) the total number of all Outstanding Class A Shares, (b) as to any Class B Shares, 0%, and (c) as to any other Shares, the percentage established for such Shares by the Board as a part of the issuance of such Shares.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Preferred Shares” means a class of Shares that entitles the Record Holders thereof to a preference or priority over the Record Holders of any other class of Shares in (a) the right to share profits or losses or items thereof, (b) the right to share in Dividends, or (c) rights upon dissolution or liquidation of the Company.

“Public Announcement” has the meaning assigned to such term in Section 14.11(d).

“Quarter” means, unless the context requires otherwise, a fiscal quarter, or, with respect to the fiscal quarter in which the Closing Date occurs, the portion of such fiscal quarter after the Closing Date, of the Company.

“Record Date” means the date established by the Board for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or Dividend or to participate in any offer.

“Record Holder” or “holder” means (a) with respect to any Class A Shares or Class B Shares, respectively, the Person in whose name such Shares are registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, and (b) with respect to any Shares of any other class, the Person in whose name such Shares are registered on the books that the Company has caused to be kept as of the opening of business on such Business Day.

“Redemption” has the meaning assigned to such term in the OpCo LLC Agreement.

“Registration Statement” means the Registration Statement on Form S‑1 (Registration No. 333‑289823) as it has been or as it may be amended or supplemented from time to time, filed by the Company with the Commission under the Securities Act in connection with the IPO.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (or any corresponding provisions of succeeding law).

“Share” means a share issued by the Company that evidences a Member’s limited liability company interest in, and rights, powers and duties with respect to, the Company pursuant to this Agreement and the Act. Shares may be Common Shares or Preferred Shares and may be issued in different classes or series.

“Share Designation” has the meaning assigned to such term in Section 3.2(c).

“Share Majority” means a majority of the total votes that may be cast generally in the election of Directors (other than a Designated Director) by holders of all Outstanding Voting Shares, voting together as a single class.

“Shareholders” has the meaning assigned to such term in the Shareholders’ Agreement.

“Shareholders’ Agreement” means that certain Shareholders’ Agreement, dated September 18, 2025, by and among the Company, the Five Point Members and DVN JV Holdco, as amended, supplemented or restated from time to time.

“Solicitation Statement” has the meaning assigned to such term in Section 14.11(a)(ii)(A).

“Special Approval” means, with respect to any transaction, activity, arrangement or circumstance, that such transaction, activity, arrangement or circumstance (a) has been specifically approved by a majority of the members of a Conflicts Committee, or (b) complies with any applicable rules or guidelines established by a Conflicts Committee with respect to categories of transactions, activities, arrangements or circumstances that are deemed approved by a Conflicts Committee.

“Sponsor Group” means, collectively, (a) the Five Point Members and their Affiliates, and (b) DVN JV Holdco and its Affiliates.

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person. For the avoidance of doubt, OpCo and its Subsidiaries shall be deemed to be Subsidiaries of the Company.

“Surviving Business Entity” has the meaning assigned to such term in Section 13.2(a)(ii).

“transfer” means, with respect to a Share, a transaction by which the Record Holder of a Share assigns such Share to another Person who is or is admitted as a Member in accordance with this Agreement, and includes a sale, assignment, gift, exchange or any other disposition by Law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

“Transfer Agent” means, with respect to any class of Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of Shares; provided that if no Transfer Agent is specifically designated for such class of Shares, the Company shall act in such capacity.

“Trigger Event” means the first date on which the Shareholders no longer collectively beneficially own or control the voting of more than 40% of the aggregate of Voting Shares, voting together as a single class.

“Underwriter” means each Person named as an underwriter in the Underwriting Agreement who is obligated to purchase Class A Shares pursuant thereto.

“Underwriting Agreement” means the Underwriting Agreement to be entered into by the Company providing for the sale of Class A Shares in the IPO.

“Unrestricted Party” has the meaning assigned to such term in Section 6.5(a).

“U.S. GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

“Voting Commitment” has the meaning assigned to such term in Section 14.11(a)(ii)(D).

“Voting Shares” means the Class A Shares, the Class B Shares and any other class or series of Shares issued after the date of this Agreement that entitles the Record Holder thereof to vote in the election of Directors (other than a Designated Director), voting together as a single class.

“WB 892” has the meaning assigned to such term in the recitals to this Agreement.

“WB 892 Merger Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“WBR Holdings” means WBR Holdings LLC, a Delaware limited liability company.

Section 1.2 Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in Section 1.1 are applicable to the singular as well as the plural forms of such terms; (b) all accounting terms not otherwise defined herein have the meanings assigned under U.S. GAAP; (c) all references to currency, monetary values and dollars set forth herein shall mean United States dollars and all payments hereunder shall be made in United States dollars; (d) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated; (e) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (f) “or” is not exclusive; (g) the terms “in writing,” “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e‑mail and other forms of electronic communication; and (h) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

Article II
ORGANIZATION

Section 2.1 Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Act upon the terms, provisions and conditions herein set forth.

Section 2.2 Certificate of Formation. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware as required by the Act, with such filing being hereby confirmed, ratified and approved in all respects. The Board shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that the Board determines such action to be necessary or appropriate, the Board shall direct the appropriate Officers of the Company to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property, and any such Officer so directed shall be an “authorized person” of the Company within the meaning of the Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

Section 2.3 Name. The name of the Company continued without dissolution hereby shall be “WaterBridge Infrastructure LLC.” The Company’s business may be conducted under any other name or names, as determined at the discretion of the Board. The words “Limited Liability Company,” “LLC,” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the Laws of any jurisdiction that so requires. The Board may change the name of the Company at any time and from time to time and shall notify the Members of such change within a reasonable time.

Section 2.4 Registered Office; Registered Agent. Unless and until changed by the Board, the registered office of the Company in the State of Delaware shall be located at 108 Lakeland Ave, Dover, Delaware 19901, Kent County, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be Capitol Services, Inc.

Section 2.5 Principal Office; Principal Place of Business. Unless and until changed by the Board in its discretion, the principal office of the Company shall be located at 5555 San Felipe Street, Suite 1200, Houston, Texas 77056 or such other place as the Board may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board determines to be necessary or appropriate. The principal place of business of the Company shall be located in such place as is determined by the Board from time to time.

Section 2.6 Purposes. The purpose of the Company shall be to engage in any business activity that lawfully may be conducted by a limited liability company organized under the Laws of the State of Delaware and, in connection therewith, to exercise all of the rights and powers conferred upon it pursuant to the agreements relating to such business activity.

Section 2.7 Powers. The Company shall be empowered and authorized to do, take, and engage in, any and all acts and things necessary, appropriate, desirable, advisable, ancillary or incidental for the furtherance and accomplishment of the purposes described in Section 2.6.

Section 2.8 Term. The Company’s term commenced upon the filing of the Certificate of Formation in accordance with the Act and shall be perpetual, unless and until it is dissolved, its affairs are wound up and it is terminated in accordance with the provisions of Article XI. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Act.

Section 2.9 Company Assets. Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Director or Officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Board may determine in its discretion. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

Article III
MEMBERS AND SHARES

Section 3.1 Members.

(a) A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Share and becomes the Record Holder of such Share in accordance with the provisions of this Article III. A Person may become a Record Holder and, thus, a Member, without the consent or approval of any other Member. A Person may not become a Member without becoming a Record Holder of a Share.

(b) The name and mailing address of each Record Holder shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

(c) Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

(d) Subject to Articles XIII and XIV, Members may not be expelled from or removed as Members. Members shall not have any right to withdraw from the Company; provided, that when a transferee of a Member’s Shares becomes a Record Holder of such Shares, such transferring Member shall cease to be a Member with respect to the Shares so transferred.

(e) Except to the extent expressly provided in this Agreement (including any Share Designation): (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company may be considered as such by Law and then only to the extent provided for in this Agreement; (ii) except as otherwise expressly provided in this Agreement or with respect to a Share Designation, no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or Dividends; (iii) no interest shall be paid by the Company on Capital Contributions; and (iv) no Member,

in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company, by reason of being a Member.

(f) Subject to Section 6.5, any Member, including, for the avoidance of doubt, any member of the Sponsor Group, shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group, and none of the same shall constitute a breach of this Agreement or any duty (including fiduciary duties) otherwise existing at law, in equity or otherwise to any Group Member or Member. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

Section 3.2 Shares.

(a) The Company may issue Shares, and options, rights, warrants and appreciation rights relating to Shares, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board shall determine, all without the approval of any Member. Each Share shall have the rights and be governed by the provisions set forth in this Agreement (including any Share Designation). Except to the extent expressly provided in this Agreement (including any Share Designation) or as otherwise approved by the Board, no Shares shall entitle any Member to any preemptive, conversion, preferential, or similar rights with respect to the issuance of Shares.

(b) As of the date of this Agreement, two classes of Shares have been designated: Class A Shares and Class B Shares. The Class A Shares and the Class B Shares shall entitle the Record Holders thereof to one vote per Share on any and all matters submitted for the consent or approval of Members generally, and shall vote together as a single class, except as otherwise provided by Law or this Agreement.

(c) In addition to the Class A Shares and the Class B Shares Outstanding on the date hereof, and without the consent or approval of any Member, additional Shares may be issued by the Company in one or more classes or series, with such designations, preferences, rights, powers, qualifications, limitations and restrictions (which may be junior to, equivalent to, or senior or superior to, any existing classes of Shares), as shall be fixed by the Board and reflected in a written action or actions approved by the Board in compliance with Section 5.1 and subject to any limitations prescribed by Law (each, a “Share Designation”), including (i) whether or not the class or series is to have full, special or limited voting rights, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class or series either alone or together with the holders of one or more other classes or series of Shares; (ii) the right to share Company profits and losses or items thereof; (iii) the Dividend rate, whether Dividends are payable in cash, Shares or other property, the conditions upon which and the times when such Dividends are payable, the preference to or the relation to the payment of Dividends payable on any other class or classes or series of Shares, whether or not such Dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such Dividends shall accumulate; (iv) rights upon termination, dissolution and liquidation of the Company; (v) whether, and the terms and conditions upon which, the Company may redeem the Shares; (vi) whether such Shares are issued with the privilege of redemption, conversion or exchange and, if so, the redemption, conversion or exchange price or prices or rate or rates, or any adjustments thereto, the date or dates on which, or the period or periods during which, the shares will be redeemable, convertible or exchangeable and all other terms and conditions upon which the redemption, conversion or exchange may be made; (vii) the terms and conditions upon which such Shares will be issued, evidenced by certificates and assigned or transferred; (viii) the method for determining the Percentage Interest, if any, applicable to such Shares; (ix) the terms and amounts of any sinking fund provided for the purchase or redemption of Shares of the class or series; (x) whether there will be restrictions on the issuance of Shares of the same class or series or any other class or series; and (xi) the right, if any, of the holder of each such Share to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Shares. A Share Designation (or any resolution of the Board amending any Share Designation) shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement (and, for the avoidance of doubt, this Agreement, together with each Share Designation, shall constitute the “limited liability company agreement” of the Company within the meaning of the Act and in the event of any inconsistency between the terms of a Share Designation and the terms of this Agreement, the terms of such Share Designation shall control). Unless otherwise provided in the applicable Share Designation, the Board may at any time increase or decrease the authorized amount of Shares of any class or series, but not below the number of Shares of such class or series then Outstanding.

(d) The Company is authorized to issue an unlimited number of Shares in one or more classes, or one or more series of any such classes as shall be fixed by the Board. All Shares issued pursuant to, and in accordance with the requirements of, this Article III shall be validly issued Shares, except to the extent otherwise provided in the Act or this Agreement (including any Share Designation).

(e) The Board may, without the consent or approval of any Members, amend this Agreement and make any filings under the Act or otherwise to the extent the Board determines that it is necessary or desirable in order to effectuate any issuance of Shares pursuant to this Article III, including an amendment of Section 3.2(d).

Section 3.3 Certificates and Transfer.

(a) Notwithstanding anything to the contrary herein, unless the Board shall determine otherwise in respect of some or all of any or all classes of Shares, Shares shall not be evidenced by certificates. Certificates that are issued shall be executed on behalf of the Company by the Chairman of the Board, President, Chief Executive Officer or any Executive Vice President or Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the Company. No Certificate for a class or series of Shares shall be valid for any purpose until it has been countersigned by the Transfer Agent for such class or series of Shares; provided that if the Board elects to cause the Company to issue Shares of such class or series in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Shares have been duly registered in accordance with the directions of the Company. The Shares shall be entered in the books of the Company as they are issued and shall exhibit the holder’s name and number of Shares. The Shares shall be transferred on the books of the Company, which may be maintained by a third‑party registrar or the Transfer Agent, by the holder thereof in person or by such holder’s attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Company or its agents may reasonably require or upon receipt of proper transfer instructions from the registered holder of uncertificated Shares and upon compliance with appropriate procedures for transferring Shares in uncertificated form, at which time the Company shall issue a new certificate to the Person entitled thereto (if the Shares are then represented by certificates), cancel the old certificate and record the transaction upon its books.

(b) By acceptance of the transfer of any Share, each transferee of a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person) (i) shall be admitted to the Company as a Member with respect to the Shares so transferred to such transferee when any such transfer or admission is reflected in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the Record Holder of the Shares so transferred, (iv) grants powers of attorney to the Officers of the Company and any Liquidator of

the Company, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The transfer of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement.

(c) Each certificated Share shall be signed, countersigned and registered in the manner required by this Agreement. In case any Officer, the Transfer Agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such Officer, Transfer Agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such Officer, Transfer Agent or registrar at the date of issue.

(d) If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered. The appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate: (i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen; (ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and (iv) satisfies any other reasonable requirements imposed by the Company. If a Member fails to notify the Company within a reasonable time after the Member has notice of the loss, destruction or theft of a Certificate, and a transfer of the Shares represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Member shall, to the fullest extent permitted by law, be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section 3.3, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

(e) The Board shall have the power and authority to make all such rules and regulations concerning the issue, transfer and registration or the replacement of certificates for Shares. The Company may enter into additional agreements with Members to restrict the transfer of Shares in any manner not prohibited by the Act.

(f) Nothing contained in this Agreement shall preclude the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed for trading.

(g) Notwithstanding the foregoing, no Class B Shares may be transferred unless a corresponding number of units representing limited liability company interests in OpCo (“OpCo Units”) are transferred therewith in accordance with the OpCo LLC Agreement.

Section 3.4 Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by Law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Shares.

Section 3.5 Splits and Combinations.

(a) The Company may make a pro rata Dividend of Shares of any class or series to all Record Holders of such class or series of Shares, or may effect a subdivision or combination of Shares of any class or series so long as, after any such event and subject to the effect of Section 3.5(d) below, each Member shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per Share basis or stated as a number of Shares are proportionately adjusted. Notwithstanding the foregoing, in no event shall either Class A Shares or Class B Shares be split, divided, or combined unless the Outstanding Shares of the other class shall be proportionately split, divided or combined, and a corresponding number of OpCo Units are split, divided or combined in accordance with the OpCo LLC Agreement.

(b) Whenever such a Dividend, subdivision or combination of Shares is declared, the Board may select a Record Date as of which the Dividend, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder. Such Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted and shall not be more than 60 nor less than 10 days prior to such action.

(c) Promptly following any such Dividend, subdivision or combination, the Company may issue Certificates to the Record Holders of Shares as of the applicable Record Date representing the new number of Shares held by such Record Holders, or the Board may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Outstanding Shares, the Company shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d) The Company shall not issue fractional Shares upon any Dividend, subdivision or combination of Shares. If a Dividend, subdivision or combination of Shares would otherwise result in the issuance of fractional Shares, each fractional Share shall be rounded to the nearest whole Share (and a 0.5 Share shall be rounded to the next higher Share).

Section 3.6 Class B Shares. Class B Shares shall be redeemable for Class A Shares on the terms and subject to the conditions set forth in the OpCo LLC Agreement. The Company will at all times reserve and keep available out of its authorized but unissued Class A Shares, solely for the purpose of issuance upon Redemption of the Outstanding Class B Shares for Class A Shares pursuant to the OpCo LLC Agreement, such number of Class A Shares that shall be issuable upon any such Redemption pursuant to the OpCo LLC Agreement; provided that nothing contained herein shall be construed to preclude OpCo or the Company from satisfying its rights or obligations in respect of any such Redemption of Class B Shares pursuant to the OpCo LLC Agreement by delivering to the holder of such Class B Shares upon such Redemption cash in lieu of Class A Shares in the amount permitted by and provided in the OpCo LLC Agreement or Class A Shares held in the treasury of the Company. All Class A Shares issued upon any such Redemption will, upon issuance in accordance with the OpCo LLC Agreement, be validly issued, fully paid and non‑assessable (except as such non‑assessability may be limited by Sections 18‑607 and 18‑804 of the Act).

Section 3.7 Rights of Members.

(a) Each Member shall have the right, for a purpose that is reasonably related, as determined by the Board in its discretion, to such Member’s interest as a Member in the Company, upon reasonable written demand stating the purpose of such demand and at such Member’s own expense, to obtain the following documents (which shall be deemed satisfied by virtue of the Company publicly filing such documents via EDGAR):

(i) the Company’s most recent annual report and any subsequent quarterly or periodic reports required to be filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act;

(ii) a copy of other publicly available documents that the Company has filed with or furnished to the Commission; and

(iii) a copy of this Agreement and the Certificate of Formation and all amendments thereto, together with copies of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed.

(b) To the fullest extent permitted by applicable Law, the rights pursuant to Section 3.7(a) replace in their entirety any rights to information provided for in Section 18‑305 of the Act. Each of the Members, each other Person who acquires an interest in a Share and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by Law that such Person does not have any rights as a Member to receive any information either pursuant to Section 18‑305 of the Act or otherwise except for the information identified in Section 3.7(a).

(c) The Company may keep confidential from the Members, for such period of time as the Board deems reasonable, (i) any information that the Board reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Board believes (A) is not in the best interests of the Company Group, (B) could damage the Company Group or its business or (C) that any Group Member is required by Law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Company the primary purpose of which is to circumvent the obligations set forth in this Section 3.7).

Section 3.8 Issuance of Class B Shares; Recapitalization of Existing LLC Interests.

(a) On April 11, 2025, in connection with the formation of the Company under the Act, NDB Holdings was admitted as a member of the Company and was issued the Initial LLC Interest. On September 17, 2025, as contemplated by the Contribution Agreement and pursuant to the WB 892 Merger Agreement, (i) each of the Existing Members was admitted as a member of the Company and was issued such Member’s respective Existing LLC Interest, (ii) the Initial LLC Interest was cancelled and NDB Holdings ceased to be a member of the Company, (iii) NDB Holdings was designated as non-member manager of the Company, and (iv) the Company was continued without dissolution.

(b) On the date hereof and pursuant to the Contribution Agreement:

(i) the Initial OpCo Unitholders will each purchase, and the Company shall issue to each such Initial OpCo Unitholder, a number of Class B Shares equal to the number of OpCo Units held by such Initial OpCo Unitholder in exchange for a Capital Contribution of an amount in cash equal to $0.001 per Class B Share issued to such Initial OpCo Unitholder, and each such Initial OpCo Unitholder shall be admitted as a Member and shall become bound by the terms of this Agreement; and

(ii) the Existing LLC Interests held by WBR Holdings and GIC shall be converted into 3,411,735 Class A Shares and 3,398,115 Class A Shares, respectively.

Section 3.9 Shareholders’ Agreement. The Company, the Five Point Members and DVN JV Holdco have entered into the Shareholders’ Agreement, which sets forth certain agreements among them and the Company, including with the Company in respect of the designation of nominees for the Board. In the event of any conflict between the terms of this Agreement and the terms of the Shareholders’ Agreement, the terms of the Shareholders’ Agreement shall control and shall be deemed an amendment or modification of the terms of this Agreement. Any person purchasing or otherwise acquiring any interest in any Shares shall be deemed to have notice of and consented to the provisions of the Shareholders’ Agreement.

Article IV
DIVIDENDS

Section 4.1 Dividends. Subject to the prior rights and preferences, if any, applicable to any class or series of Shares specified in the related Share Designation or any series thereof, the holders of Class A Shares shall be entitled to receive ratably in proportion to the number of Class A Shares held by them such Dividends (payable in cash, Shares or otherwise), if any, as may be declared thereon by the Board in its discretion at any time and from time to time out of any funds of the Company legally available therefor. Dividends shall not be declared or paid on the Class B Shares unless (a) the Dividend consists of Class B Shares or of rights, options, warrants or other securities convertible or exercisable into, or exchangeable or redeemable for, Class B Shares paid proportionally with respect to each Outstanding Class B Share and (b) a Dividend consisting of Class A Shares or of rights, options, warrants or other securities convertible or exercisable into, or exchangeable or redeemable for, Class A Shares on equivalent terms is simultaneously paid to the holders of Class A Shares. If Dividends are declared on the Class A Shares or the Class B Shares that are payable in Common Shares, or securities convertible into, or exercisable or exchangeable or redeemable for, Common Shares, the Dividends payable to the holders of Class A Shares shall be paid only in Class A Shares (or securities convertible into, or exercisable or exchangeable or redeemable for, Class A Shares), the Dividends payable to the holders of Class B Shares shall be paid only in Class B Shares (or securities convertible into, or exercisable or exchangeable or redeemable for, Class B Shares), and such Dividends shall be paid in the same number of Shares (or fraction thereof) on a per share basis of the Class A Shares and Class B Shares, respectively (or securities convertible into, or exercisable or exchangeable or redeemable for, the same number of Shares (or fraction thereof) on a per share basis of the Class A Shares and Class B Shares, respectively).

Section 4.2 Distributions on Liquidation. Notwithstanding Section 4.1, in the event of the dissolution and liquidation of the Company, all proceeds received during or after the end of any Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 11.3.

Section 4.3 Record Holders. Each Dividend in respect of a Class A Share shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Class A Share as of the Record Date set for such Dividend. Such Dividend shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 4.4 Limitations on Distributions. Notwithstanding any other provision of this Agreement to the contrary, the Company shall not make a Dividend or other distribution to a Member on account of its interest in the Company if such Dividend or other distribution would violate the Act or other applicable Law.

Article V
MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1 Power and Authority of Board. Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of a board of directors (the “Board”). The Directors shall constitute “managers” within the meaning of the Act. No Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. Except as otherwise expressly provided in this Agreement, in addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, the Board shall, subject to the restrictions imposed by Law or the Certificate of Formation, have full power and authority to exercise all the powers of the Company.

Section 5.2 Number, Qualification and Term of Office of Directors. The number of Directors which shall constitute the whole Board shall be nine at the time of the execution of this Agreement. After completion of the IPO, the number of Directors which shall constitute the whole Board shall be determined from time to time by resolution adopted by a majority of the Board then in office, subject to the terms of the Shareholders’ Agreement and the rights of the holders of any class or series of Shares specified in the related Share Designation, if applicable, but shall consist of not less than nine Directors. No decrease in the number of authorized Directors constituting the Board shall shorten the term of any incumbent Director.

Section 5.3 Classes of Directors.

(a) Until the Trigger Event, the Directors, other than those who may be elected by the holders of any class or series of Shares specified in the related Share Designation to the extent provided therein, shall consist of a single class, with the initial term of office to expire at the next annual meeting of Members following the date hereof, and each Director shall hold office until his or her successor shall have been duly elected and qualified, subject, however, to such Director’s earlier death, resignation, disqualification or removal. Prior to the Trigger Event, at each annual meeting of Members, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the next succeeding annual meeting of Members after his or her election (subject to adjustment or provided in Section 5.3(b)), with each Director to hold office until his or her successor shall have been duly elected and qualified, subject, however, to such Director’s earlier death, resignation, disqualification or removal.

(b) On and after the Trigger Event, the Directors, other than those who may be elected by the holders of any class or series of Shares specified in the related Share Designation to the extent provided therein, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the initial term of office of the first class to expire at the first annual meeting of Members following the Trigger Event, the initial term of office of the second class to expire at the second annual meeting of Members following the Trigger Event, and the initial term of office of the third class to expire at the third annual meeting of Members following the Trigger Event, with each Director to hold office until his or her successor shall have been duly elected and qualified, subject, however, to (i) the terms of the Shareholders’ Agreement and (ii) such Director’s earlier death, resignation, disqualification or removal. Following such initial term, each Director shall serve for a term ending on the third annual meeting following the annual meeting of Members at which such Director was elected. Subject to the terms of the Shareholders’ Agreement, the Five Point Members shall assign members of the Board, other than those Directors who may be elected by the holders of any class or series of Shares specified in the related Share Designation to the extent provided therein, to such classes at the time such classification becomes effective. At each meeting specified in the related Share Designation of Members following the Trigger Event, Directors elected to succeed those Directors whose terms expire at such meeting shall be elected for a term of office to expire in accordance with the related Share Designation, with each Director to hold office until his or her successor shall have been duly elected and qualified, subject, however, to such Director’s earlier death, resignation, disqualification or removal. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class or from the death, resignation or removal from office of a Director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. Directors need not be Members.

Section 5.4 Removal.

(a) Prior to the Trigger Event, subject to (i) the terms of the Shareholders’ Agreement and (ii) the rights of the holders of any class or series of Shares specified in the related Share Designation, if any, to elect and/or remove additional Directors, any Director may be removed from time to time and at any time, either for or without cause, upon the affirmative vote of a Share Majority acting in accordance with the Act and this Agreement (including any Share Designation).

(b) On and after the Trigger Event, subject to (i) the terms of the Shareholders’ Agreement and (ii) the rights of the holders of any class or series of Shares specified in the related Share Designation, if any, to elect and/or remove additional Directors and except as otherwise provided herein, any Director may be removed only for cause, upon the affirmative vote of the holders of at least 66-2/3% of the voting power of the Outstanding Voting Shares, voting together as a single class and acting at a meeting of the Members in accordance with the Act and this Agreement (including any Share Designation). Except as applicable Law otherwise provides, “cause” for the removal of a Director shall be deemed to exist only if the Director whose removal is proposed: (1) has been convicted of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (2) has been found to have been grossly negligent in the performance of his or her duties to the Company in any matter of substantial importance to the Company by (a) the affirmative vote of at least 80% of the disinterested Directors then in office at any meeting of the Board called for that purpose or (b) a court of competent jurisdiction; or (3) has been adjudicated by a court of competent jurisdiction to be mentally incompetent. Notwithstanding the foregoing, in the event that a party to the Shareholders’ Agreement provides notice to the Company to remove a Director designated by such Member pursuant to the terms of the Shareholders’ Agreement, the Company shall take all necessary action to cause such removal, to the extent permitted by applicable Law.

Section 5.5 Resignations. Any Director may resign at any time by giving notice of such Director’s resignation in writing to the Company. Any such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the Company’s acceptance of such resignation shall not be necessary to make such resignation effective. Subject to the terms of the Shareholders’ Agreement, the vacancy in the Board caused by any such resignation shall be filled by the Board as provided in Section 5.6 unless the Board chooses to reduce the number of Directors as provided in Section 5.2.

Section 5.6 Vacancies. Subject to (i) the terms of the Shareholders’ Agreement, (ii) applicable Law and (iii) the rights of the holders of any class or series of Outstanding Shares specified in the related Share Designation, if any, any newly created directorship that results from an increase in the number of Directors or any vacancy on the Board shall be filled (a) prior to the Trigger Event, by the affirmative vote of a majority of the total number of Directors then in office or by a sole remaining Director, in each case even if less than a quorum, or the affirmative vote of a Share Majority acting at a meeting of the Members or by written consent (if and then only to the extent permitted) in accordance with the Act and this Agreement (including any Share Designation) and (b) on or after the Trigger Event, solely by the affirmative vote of a majority of the total number of Directors then in office or by a sole remaining Director, in each case even if less than a quorum, and shall not be filled by the Members. Any Director elected or appointed to fill a vacancy not resulting from an increase in the number of Directors shall hold office for the remaining term of his or her predecessor and until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal. Subject to (i) the terms of the Shareholders’ Agreement and (ii) the rights of the holders of any class or series of Shares specified in the related Share Designation, if any, any Director elected or appointed prior to the Trigger Event to fill a vacancy resulting from an increase in the number of Directors shall hold office for a term to expire at the next succeeding annual meeting of Members after his or her election or appointment, and any Director elected or appointed on and after the Trigger Event to fill a vacancy resulting from an increase in the number of Directors shall be assigned to such class as the Board in its sole discretion determines is appropriate, subject, however, to such Director’s earlier death, resignation, disqualification or removal.

Section 5.7 Nomination of Directors. Only Persons who are nominated in accordance with the procedures set forth in Section 14.11(a)(i) and Section 14.11(a)(ii) shall be eligible for election as Directors of the Company, except as may be otherwise provided in the Shareholders’ Agreement or in any Share Designation with respect to the right of Members of any class of Shares to nominate and elect a specified number of Directors.

Section 5.8 Chairman of Meetings. The Board may elect a Director to serve as Chairman of the Board (the “Chairman of the Board”). Unless otherwise determined by the Board, the Chairman of the Board shall preside at all meetings of the Board and preside over all Member meetings. In the absence of the Chairman of the Board, meetings of Members shall be presided over by the Chief Executive Officer, if he or she is a Director, or in the absence of the Chief Executive Officer, by another Person designated by the Board. The Chairman shall perform all duties incidental to his or her office that may be required by applicable Law and all such other duties as are properly required by the Board. The Chairman shall make reports to the Board and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chairman of the Board may also serve as Chief Executive Officer, if so appointed by the Board.

Section 5.9 Place of Meetings. The Board may hold meetings, both regular and special, either within or outside of the State of Delaware.

Section 5.10 Regular Meetings. The Board may, by resolution, provide the time and place (if any) for the holding of regular meetings without any notice other than such resolution.

Section 5.11 Special Meetings. Special meetings of the Board shall be called at the request of the Chairman, the Chief Executive Officer or a majority of the Board then in office. The Person or Persons authorized to call special meetings of the Board may fix the place, if any, date and time of the meetings. Any business may be conducted at a special meeting of the Board.

Section 5.12 Action Without Meeting. Any action required or permitted to be taken at any meeting by the Board or any committee thereof, as the case may be, may be taken without a meeting if a consent thereto is signed or transmitted electronically, as the case may be, by members of the Board or of such committee, as the case may be, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members of the Board or such committee, as the case may be, entitled to vote thereon were present and voted. Such writing or electronic transmission shall be filed with the minutes of proceedings of the Board or such committee.

Section 5.13 Notice. Notice of any special meeting of the Board shall be given to each Director at his or her business or residence in writing by hand delivery, first‑class or overnight mail, courier service or electronic transmission or orally by telephone. If mailed by first‑class mail, such notice shall be deemed adequately delivered if deposited in the United States mail so addressed, with postage thereon prepaid, at least five days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered if the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by electronic transmission, such notice shall be deemed adequately delivered if the notice is transmitted at least 24 hours before such meeting. If by telephone or by hand delivery, such notice shall be given at least 24 hours prior to the time set for the meeting and shall be confirmed by electronic transmission that is sent promptly thereafter. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to this Agreement.

Section 5.14 Meetings by Remote Communication. Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 5.15 Quorum. At all meetings of the Board, a majority of the then total number of Directors in office shall constitute a quorum for the transaction of business. At all meetings of any committee of the Board, the presence of a majority of the total number of members of such committee (assuming no vacancies) shall constitute a quorum. The act of a majority of the Directors or committee members present at any meeting at which there is a quorum shall be the act of the Board or such committee, as the case may be. If a quorum shall not be present at any meeting of the Board or any committee, a majority of the Directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting unless (A) the date, time and place, if any, of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 5.13 of this Agreement shall be given to each Director, or (B) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (A) shall be given to those Directors not present at the announcement of the date, time and place of the adjourned meeting.

Section 5.16 Waiver of Notice. Whenever notice to any Director is required to be given under this Agreement, a written waiver, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Person at any such meeting of the Directors shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors need be specified in any written waiver of notice unless so required by resolution of the Board. All waivers and approvals shall be filed with the Company records or made part of the minutes of the meeting.

Section 5.17 Regulations. To the extent consistent with applicable Law and this Agreement, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Company as the Board may deem appropriate.

Section 5.18 Minutes. The Board and each committee thereof shall keep regular minutes of their meetings and proceedings and each committee shall report the same to the Board at the next meeting thereof. Unless otherwise determined by the Board, the Secretary of the Company shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any Person to act as secretary of the meeting.

Section 5.19 Remuneration. Each Director shall receive remuneration for such Director’s services as determined by the Board at any time and from time to time by resolution. The Board may also likewise provide that the Company shall reimburse each Director for any expenses paid by such Director on account of such Director’s attendance at any meeting. Nothing in this Section 5.19 shall be construed to preclude any Director from serving the Company in any other capacity and receiving remuneration therefor.

Section 5.20 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board and any Officer authorized by the Board to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Board or any such Officer as if the Board or any such Officer were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives, to the fullest extent permitted by applicable Law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board or any Officer in connection with any such dealing. In no event shall any Person dealing with the Board or any Officer or any of their respective representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board or any Officer or any of their respective representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Board or any Officer or any of their respective representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

Section 5.21 Consent Rights.

(a) So long as the Five Point Members collectively, directly or indirectly, own at least 40% of the Outstanding Voting Shares, the Company shall not take, and shall take all necessary action to cause each member of the Company Group not to take, directly or indirectly (whether by amendment, merger, consolidation, reorganization or otherwise), any of the following actions (or enter into an agreement to take such any such action) without the prior consent of the Five Point Representative, which consent may be withheld in the Five Point Representative’s sole discretion, in addition to any required approval of the Board (or, as applicable, the approval of the requisite governing body of any Subsidiary of the Company or any requisite statutory vote):

(i) terminating the Chief Executive Officer of the Company and/or hiring or appointing his or her successor;

(ii) removing the Chairman of the Board and/or appointing his or her successor;

(iii) increasing or decreasing the size of the Board or any committee of the Board or taking any such action with respect to the governing body of any other member of the Company Group;

(iv) agreeing to or entering into any transaction that, if consummated, would constitute a Change of Control or entering into any definitive agreement or series of related agreements that govern any transaction or series of related transactions that, if consummated, would result in a Change of Control (other than, in each case, a sale of Shares by a Five Point Member to a Person that either results in (A) the Five Point Members ceasing to own at least 40% of the Voting Shares of the Company or (B) the Sponsor Group ceasing to hold the ability to elect a majority of the members of the Board);

(v) incurring debt for borrowed money (or liens securing such debt) in an amount that would result in outstanding debt for borrowed money that exceeds the Company’s Consolidated Adjusted EBITDA for the four quarter period immediately prior to the proposed date of incurrence of such debt by 4.00 to 1.00;

(vi) authorizing, creating (by way of reclassification, merger, consolidation or otherwise) or issuing any equity securities of the Company (other than (A) pursuant to any equity compensation plan approved by the Board or a committee thereof or (B) intra‑company issuances among the members of the Company Group);

(vii) to the fullest extent permitted by applicable Law, making any voluntary election to liquidate or dissolve or commence bankruptcy or insolvency proceedings, adopting a plan with respect to any of the foregoing or making any determination not to oppose any such action or similar proceeding commenced by a third party;

(viii) selling, transferring or disposing of assets outside the ordinary course of business in a transaction or series of transactions with a fair market value in excess of $10,000,000; and

(ix) amending, modifying or waiving this Section 5.21.

(b) So long as the Five Point Members collectively, directly or indirectly, own at least 10% of the Outstanding Voting Shares, the Company shall not, and shall take all necessary action to cause each other Group Member not to, directly or indirectly (whether by amendment, merger, consolidation, reorganization or otherwise), make (or enter into an agreement to make) any amendment, modification or waiver of this Agreement or any other governing documents of any Group Member that materially and adversely affects any of the Five Point Members or any such member’s rights under this Agreement or the OpCo LLC Agreement without the prior consent of the Five Point Representative, which consent may be withheld in the Five Point Representative’s sole discretion.

Nothing in this Section 5.21, or the exercise of the rights contemplated hereby (including any grant or withholding of consent, as the case may be), shall be deemed to create or otherwise result in any duty (including any fiduciary duty), obligation or liability on the part of any member of the Sponsor Group, express or implied, in equity or otherwise. In addition, with respect to any Director who is also a director, officer, employee or principal of any member of the Sponsor Group, no act or omission of such director, officer, employee or principal of any member of the Sponsor Group in his or her capacity as such shall (i) be deemed to be an act or omission of such individual in his or her capacity as a Director or (ii) be deemed to create or otherwise result in any duty, obligation or liability on the part of such individual in his or her capacity as a Director, express or implied, in equity or otherwise.

Section 5.22 Registration Statement. Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Act or any applicable Law, each Record Holder and each other Person who may acquire an interest in Shares or that is otherwise bound by this Agreement hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement and the Group Member Agreement of each other Group Member, the Shareholders’ Agreement, the Underwriting Agreement, the Contribution Agreement and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement (in each case other than this Agreement, without giving effect to any amendments, supplements or restatements thereof entered into after the date such Person becomes bound by the provisions of this Agreement); (ii) agrees that the Company (and any Officer or Director on behalf of the Company) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement without any further act, approval or vote of the Members or the other Persons who may acquire an interest in Shares or are otherwise bound by this Agreement; and (iii) agrees that the execution, delivery or performance by the Company, any other Group Member or any Affiliate of any of them (or any officer or director of any of the foregoing on behalf of such Person) of this Agreement or any agreement authorized or permitted under this Agreement shall not constitute a breach by such Person (or any officer or director of such Person) of any duty that such Person (or officer or director of such Person) may owe the Company or the Members or any other Persons under this Agreement (or any other agreements) or of any duty existing at Law, in equity or otherwise.

Article VI
EXCULPATION, INDEMNIFICATION, ADVANCES AND INSURANCE

Section 6.1 Exculpation. Subject to other applicable provisions of this Article VI to the fullest extent permitted by applicable Law as it presently exists or may hereafter be amended, the Indemnified Persons shall not be liable to the Company, any Director, any Member or any other Person bound by this Agreement by virtue of being an Indemnified Person or for any acts or omissions in their capacity as an Indemnified Person or otherwise in connection with the Company, this Agreement or the business and affairs of the members of the Company Group.

Section 6.2 Indemnification.

(a) The Indemnified Persons shall be indemnified by the Company, to the fullest extent permitted by applicable Law as it presently exists or may hereafter be amended (provided, that, to the fullest extent permitted by applicable Law, no such amendment shall limit an Indemnified Person’s rights to indemnification hereunder with respect to any actions or events occurring prior to the effective date of such amendment), against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements) arising by virtue of being an Indemnified Person or for any acts or omissions in such Indemnified Person’s capacity as an Indemnified Person or otherwise in connection with the Company, this Agreement or the business and affairs of the members of the Company Group, or any investment made or held by any member of the Company Group, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such Person may hereafter be made party by reason of being or having been a manager of the Company under the Act, a director or officer of any member of the Company Group, or an officer, director, member, partner, fiduciary or trustee of another Person or any employee benefit plan at the request of the Company. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan guaranty or otherwise, for any indebtedness of any member of the Company Group (including any indebtedness that any member of the Company Group has assumed or taken subject to), and the Officers are hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Article VI in favor of any Indemnified Person having or potentially having liability for any such indebtedness. It is the intention of this Section 6.2(a) that the Company indemnify each Indemnified Person to the fullest extent permitted by applicable Law.

(b) The provisions of this Agreement, to the extent they restrict the duties and liabilities of an Indemnified Person otherwise existing at Law or in equity, including Section 6.3, are agreed by the Company, each Member and each other Person bound by this Agreement to modify such duties and liabilities of the Indemnified Person to the extent permitted by applicable Law.

(c) Any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standards of conduct set forth in Section 6.2(a). Notice of any application for indemnification pursuant to this Section 6.2(c) shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(d) To the fullest extent permitted by applicable Law, expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding.

(e) The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement, vote of Members or disinterested Directors or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Person unless otherwise provided in a written agreement with such Indemnified Person or in the writing pursuant to which such Indemnified Person is indemnified, it being the policy of the Company that indemnification of the Persons specified in Section 6.2(a) shall be made to the fullest extent permitted by applicable Law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any Person who is not specified in Section 6.2(a) but whom the Company has the power or obligation to indemnify under the provisions of the Act.

(f) The Company may purchase and maintain insurance on behalf of any Person entitled to indemnification under this Article VI against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Person’s status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Article VI.

(g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, inure to the benefit of the heirs, executors and administrators of any Person entitled to indemnification under this Article VI.

(h) The Company may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to officers, employees and agents of the Company and to the officers, employees and agents of the Company Group similar to those conferred in this Article VI to Indemnified Persons.

(i) If this Article VI or any portion of this Article VI shall be invalidated on any ground by a court of competent jurisdiction the Company shall nevertheless indemnify each Indemnified Person as to expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated.

(j) Each of the Indemnified Persons may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such Person on behalf of the Company in furtherance of the interests of the Company in reliance upon, and in accordance with, the advice of such legal counsel or accountants as to matters the Indemnified Person believes are within such Person’s professional or expert competence will, to the fullest extent permitted by applicable Law, be full justification for any such act or omission, and such Person will, to the fullest extent permitted by applicable Law, be fully protected for such acts and omissions.

(k) An Indemnified Person shall not be denied indemnification in whole or in part under this Article VI because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(l) Any liabilities that an Indemnified Person incurs resulting from acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Article VI, to the maximum extent permitted by applicable Law.

(m) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the Officers or employees of the Company or those of any other Group Member, or committees of the Board, or by any other Person as to matters such Indemnified Person reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid.

(n) Any amendment, modification or repeal of this Article VI or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of any indemnitee under this Article VI as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an Indemnified Person hereunder prior to such amendment, modification or repeal.

Section 6.3 Duties of Officers and Directors.

(a) Except with respect to actions taken or omitted with respect to conflicts of interests (Section 6.4), business opportunities (Section 6.5), or as otherwise set forth in this Section 6.3, the duties and obligations owed to the Company and the Members by the Officers and Directors shall be those duties and obligations applicable to officers and directors, respectively, of a Delaware corporation under the DGCL. For the avoidance of doubt, the duties and obligations owed to the Company and the Members by the Officers and Directors in respect of matters contemplated by Section 6.3(b), Section 6.3(c) Section 6.4 or Section 6.5, shall not be those duties and obligations applicable to officers and directors, respectively, of a Delaware corporation under the DGCL, but rather such duties and obligations shall solely be governed by the requirements set forth in Section 6.3(b), Section 6.3(c), Section 6.4 and Section 6.5, as applicable.

(b) The Board shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it thereunder either directly or by or through the duly authorized Officers, and the Board shall not be responsible for the misconduct or negligence on the part of any such Officer duly appointed or duly authorized by the Board in Good Faith.

(c) The Board, when acting on behalf of the Company in its capacity as the managing member of OpCo, shall have the right to approve amendments to the OpCo LLC Agreement relating to the Redemption of OpCo Units (together with the cancellation of a corresponding number of Class B Shares)

for Class A Shares without any duty to the Company, any Member or any other Person bound by this Agreement.

Section 6.4 Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a) Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between any member of the Sponsor Group, one or more Directors, Officers or equity owners of the Company or any of their respective Affiliates, on the one hand, and the Company, any Group Member or any Member other than a member of the Sponsor Group, one or more Directors, Officers or equity owners of the Company or their respective Affiliates, on the other hand, any resolution or course of action by the Board or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, or any agreement contemplated herein, or of any duty stated or implied by Law or equity, including any fiduciary duty, if the resolution or course of action in respect of such conflict of interest is: (i) approved by Special Approval; (ii) approved by the vote of holders of Outstanding Voting Shares representing a majority of the total Outstanding Voting Shares that are held by disinterested parties and eligible to be cast in the election of Directors; (iii) on terms that are, when taken together in their entirety, determined by the Board to be no less favorable to the Company than those generally being provided to or available from unrelated third parties; (iv) determined by the Board to be fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company); or (v) with respect to any election on behalf of OpCo to settle a Redemption with a Cash Election (as defined in the OpCo LLC Agreement), approved by the Board or a committee of the Board that has been delegated the authority to make such elections. The Board shall be authorized, but not required, in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the Board may also adopt a resolution or course of action that has not received Special Approval. If Special Approval is sought, any such determination, action or omission by the Board or any committee thereof, as applicable (including the determination to seek Special Approval), will for all purposes be presumed to have been in Good Faith and, in any proceeding brought by or on behalf of any Member or the Company challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or omission was not in Good Faith. If Special Approval is not sought and the Board, or committee thereof, as applicable, approves the resolution or course of action taken with respect to a conflict of interest, then it shall be presumed that, in making its decision, the Board (or committee thereof) acted in accordance with any and all of its applicable duties, whether express or implied, in equity or otherwise, and in any proceeding brought by any Member or by or on behalf of such Member or any other Member or the Company challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Members and shall not constitute a breach of this Agreement or of any duty otherwise existing at Law, in equity or otherwise.

(b) The Members hereby authorize the Board, on behalf of the Company as a partner or member of a Group Member, to approve of actions by the managing member, board of directors or similar governing body of such Group Member similar to those actions permitted to be taken by the Board pursuant to this Section 6.4.

(c) Notwithstanding any other provision of this Agreement (including Section 6.3(a)), or any duty existing at Law, in equity or otherwise, whenever the Board (or any committee of the Board, including the Conflicts Committee) makes a determination or takes or declines to take any action in such capacity under this Section 6.4, the Board (or such committee) shall make such determination or take or decline to take such other action in Good Faith.

Section 6.5 Outside Activities.

(a) Except as set forth in Section 6.5(b), notwithstanding any duty otherwise existing at Law or in equity: (i) each member of the Sponsor Group, each officer and director of a member of the Sponsor Group, each Officer and Director of the Company, and each of their respective Affiliates (each an “Unrestricted Party”) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member or business interests and activities with any Group Member’s clients, customers, vendors or employees, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at Law, in equity or otherwise to any Group Member or any Member (other than to the extent such activity is in breach of any express obligation contained in this Agreement or any other agreement to which such Person and any member of the Company Group are parties); and (ii) neither the doctrine of “corporate opportunity” nor any analogous doctrine shall apply to the Unrestricted Parties. The Company and each Member hereby renounce any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be available to or known by the Unrestricted Parties, except as provided in Section 6.5(b). Subject to Section 6.5(b), the Unrestricted Parties shall have no obligation hereunder or resulting from any duty expressed or implied by Law to present, offer or communicate business opportunities to the Members, the Company or its Affiliates that may become available to or known by any member of the Sponsor Group or such Officer, Director or Affiliate. None of any Group Member, any Member or any other Person shall have any rights by virtue of an Officer’s or Director’s duties as an Officer or Director, this Agreement or any Group Member Agreement in any business ventures of any member of the Sponsor Group, any Officer, Director or any of their respective Affiliates.

(b) Notwithstanding the provisions of Section 6.5(a), the Company and each Member do not renounce any interest in any business opportunity offered to any member of the Sponsor Group, any Officer or Director of the Company, or any of their respective Affiliates if such member of the Sponsor Group or such Officer, Director or Affiliate engages in such business or activity resulting from or using information that the Company establishes by a preponderance of the evidence is confidential information of any member of the Company Group, and the provisions of Section 6.5(a) above shall not apply to any such business opportunity. With respect to the members of the Sponsor Group, any Officer or Director, or any of their respective Affiliates, as applicable, the term “confidential information” does not include any information that (i) at the time of disclosure, is available to the public, other than as a result of a disclosure by such Person in breach of a duty or obligation of confidentiality, (ii) is already in the possession of such Person or becomes available to such Person on a non‑confidential basis from a source other than the Company Group (provided that such source is not, to such Person’s knowledge, bound by a contractual, legal or fiduciary obligation of confidentiality to the Company Group with respect to such information) or (iii) has been or was independently developed by such Person.

(c) Each Member shall be deemed to have notice of and to have consented to the provisions of this Section 6.5.

Article VII
COMMITTEES

Section 7.1 Designation, Powers. Subject to the terms of the Shareholders’ Agreement, the Board may designate one or more committees, each committee to consist of one or more of the Directors. Any such committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company to the extent provided in the resolution of the Board and may authorize the seal of the Company to be affixed to all papers which may require it.

Section 7.2 Procedure; Meetings; Quorum. Any committee designated pursuant to Section 7.1 shall choose its own chairman by a majority vote of the members then in attendance in the event the chairman has not been selected by the Board and shall meet at such times and at such place or places as may be provided by the charter of such committee or by resolution of such committee or resolution of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present at a meeting where a quorum is present shall be necessary for the adoption by it of any resolution. The Board shall adopt a charter for each committee for which a charter is required by applicable Law, regulations or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the governance of any committee not inconsistent with the provisions of this Agreement or any such charter, and each committee may adopt its own rules and regulations of governance and may create one or more subcommittees, in each case to the extent not inconsistent with this Agreement or any charter or other rules and regulations adopted by the Board.

Section 7.3 Alternate Members of Committees. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Article VIII
OFFICERS

Section 8.1 Officers.

(a) The Board shall have the power and authority to appoint such officers with such titles, authority and duties as determined by the Board. Such Persons so designated by the Board shall be referred to as “Officers.” Unless provided otherwise by resolution of the Board, the Officers shall have the titles, power, authority and duties described below in this Article VIII.

(b) The Officers of the Company may include a Chief Executive Officer, a President, one or more Executive Vice Presidents and Vice Presidents, and a Secretary, and such other Officers as the Board from time to time may deem proper. All Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VIII. Such Officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof or, with respect to any Executive Vice President, Vice President, Treasurer or Secretary, by the Chief Executive Officer or President, if any. The Board or any committee thereof may from time to time elect, or the Chief Executive Officer or President, if any, may appoint, such other Officers and such agents, as may be necessary or desirable for the conduct of the business of the Company. Such other Officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in this Agreement or as may be prescribed by the Board or such committee thereof or by the Chief Executive Officer or President, as the case may be. Any number of offices may be held by the same Person.

(c) Each Officer shall hold office until his or her successor shall have been duly elected or appointed and shall have qualified or until such Officer’s earlier death, resignation, disqualification or removal; provided that any Officer may be removed from office at any time by the affirmative vote of a majority of the Board or, except in the case of an Officer or agent elected by the Board, by the Chief Executive Officer or President, if any. Such removal shall be without prejudice to the contractual rights, if any, of the Person so removed. No elected Officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such Officer’s successor or such Officer’s resignation, disqualification or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan. Any Officer may resign at any time upon written notice to the Secretary of the Company.

Section 8.2 Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Company and shall act in a general executive capacity subject to the oversight of the Board in the administration and operation of the Company’s business and general supervision of its policies and affairs. The Chief Executive Officer shall have the authority to sign, in the name and on behalf of the Company, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Company.

Section 8.3 President. The President, if any, shall have such powers and shall perform such duties as shall be assigned to him or her by the Board. In the absence (or inability or refusal to act) of the Chairman and the Chief Executive Officer, the President (if any and if he or she shall be a director) may preside when present at all meetings of the Board and be the chairman of the meeting at all Member meetings, in each case, as determined by the Board.

Section 8.4 Executive Vice Presidents and Vice Presidents. Each Executive Vice President and Vice President, if any, shall have such powers and shall perform such duties as shall be assigned to him or her by the Board, the Chief Executive Officer or the President, if any.

Section 8.5 Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the Members; he or she shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by applicable Law; he or she shall be custodian of the records and the seal of the Company and affix and attest the seal to all Certificates of the Company (unless the seal of the Company on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Company under its seal; and he or she shall see that the books, reports, statements, certificates and other documents and records required by Law to be kept and filed are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, the Chief Executive Officer or the President, if any.

Section 8.6 Treasurer. The Treasurer, if any, shall exercise general supervision over the receipt, custody and disbursement of corporate funds. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him or her from time to time by the Board, the Chief Executive Officer or the President, if any.

Section 8.7 Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board. Any vacancy in an office appointed by the Chief Executive Officer or the President, if any, because of death, resignation or removal may be filled by the Chief Executive Officer or the President, if any.

Section 8.8 Action with Respect to Securities of Other Companies. Unless otherwise directed by the Board, the Chief Executive Officer or President or any Officer authorized by the Chief Executive Officer or the President, shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation or other entity in which the Company may hold securities and otherwise to exercise any and all rights and powers that the Company may possess by reason of its ownership of securities in such other corporation.

Section 8.9 Delegation. The Board may from time to time delegate the powers and duties of any Officer to any other Officer or agent, notwithstanding any provision hereof.

Article IX
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records and Accounting. The Board shall keep or cause to be kept appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Members, books of account and records of Company proceedings, may be kept on, or be in the form of, any information storage device or method; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 9.2 Fiscal Year. The fiscal year for tax and financial reporting purposes of the Company shall be a calendar year ending December 31 unless otherwise required by the Code or by applicable Law.

Section 9.3 Reports.

(a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Company, the Board shall use commercially reasonable efforts to cause to be mailed or made available to each Record Holder of a Share, as of a date selected by the Board, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Board.

(b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Board shall use commercially reasonable efforts to cause to be mailed or made available to each Record Holder of a Share, as of a date selected by the Board, a report containing unaudited financial statements of the Company and such other information as may be required by applicable Law, regulation or rule of any National Securities Exchange on which the Shares are listed for trading, or as the Board determines to be necessary or appropriate.

(c) The Company shall be deemed to have made a report available to each Record Holder as required by this Section 9.3 if it has either (i) filed such report with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such report is publicly available on such system or (ii) made such report available on any publicly available website maintained by the Company.

Article X
TAX MATTERS

Section 10.1 Tax Elections.

(a) The Company has made an election under Treasury Regulation Section 301.7701‑3(c) to be classified as an association taxable as a corporation for U.S. federal tax purposes. The Company shall not make an election to be classified as other than an association taxable as a corporation pursuant to Treasury Regulation Section 301.7701‑3.

(b) Except as otherwise provided herein, the Board shall determine whether the Company should make, change or revoke any other elections permitted by the Code.

Section 10.2 Withholding. Notwithstanding any other provision of this Agreement, the Board is authorized to take any action that may be required to cause the Company and other Group Members to comply with any withholding requirements established under the Code or any other federal, state, local or foreign law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company withholds and pays over to any taxing authority any amount in connection with any Dividend or other distribution to any Member, the Board may treat the amount withheld as a distribution of cash pursuant to Section 4.1 or Section 11.3, as applicable, in the amount of such withholding from such Member.

Article XI
DISSOLUTION AND LIQUIDATION

Section 11.1 Dissolution. The Company shall not be dissolved by the admission of additional Members. The Company shall dissolve, and its affairs shall be wound up, upon:

(a) an election to dissolve the Company by the Board that is approved by the holders of a Share Majority;

(b) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act; or

(c) at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the Act.

Section 11.2 Liquidator. Upon dissolution of the Company, the Board shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Board) shall be entitled to receive such compensation for its services as may be approved by holders of a Share Majority. The Liquidator (if other than the Board) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a Share Majority. Upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a Share Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XI, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 11.3 Liquidation. The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18‑804 of the Act and as provided herein. The steps to be accomplished by the Liquidator are as follows:

(a) As promptly as reasonably possible after dissolution and again after final liquidation, the Liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) the Liquidator shall pay, satisfy or discharge from Company funds, or otherwise make reasonable provision for payment and discharge thereof (including the establishment of a cash fund for contingent, conditional or unmatured liabilities in such amount and for such term as the Liquidator may reasonably determine): all of the debts, liabilities and obligations of the Company (including expenses incurred in liquidation); and

(c) following the payment and satisfaction of liabilities under Section 11.3(b), all remaining assets of the Company shall be distributed to the Members ratably in proportion to the number of Class A Shares held by the Members by the end of the taxable year during which the liquidation of the Company occurs (or, if later, by ninety days after the date of the liquidation). The distribution of cash and/or property to the Members in accordance with the provisions of this Section 11.3 constitutes a complete return to the Members of their Capital Contributions, a complete distribution to the Members of their interest in the Company and all the Company’s property and, to the fullest extent permitted by applicable Law, constitutes a compromise to which all Members have consented within the meaning of the Act. To the extent that a Member returns funds to the Company, to the fullest extent permitted by applicable Law, it has no claim against any other Member for those funds.

Section 11.4 Cancellation of Certificate of Formation. Upon the completion of the distribution of Company cash and property as provided in Section 11.3 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 11.5 Return of Contributions. None of any member of the Board or any Officer of the Company will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 11.6 Waiver of Partition. To the maximum extent permitted by applicable Law, each Member hereby waives any right to partition of the Company property.

Article XII
AMENDMENT OF AGREEMENT

Section 12.1 General. Except as provided in Section 12.3 and Section 12.4, the Board may amend any of the terms of this Agreement but only in compliance with the terms, conditions and procedures set forth in this Section 12.1. If the Board desires to amend any provision of this Agreement other than pursuant to Section 12.3, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then (a) call a special meeting of the Members entitled to vote in respect thereof for the consideration of such amendment, (b) direct that the amendment proposed be considered at the next annual meeting of the Members or (c) seek the written consent of the Members, if and then only to the extent permitted. Amendments to this Agreement may be proposed only by the Board. Such special or annual meeting shall be called and held upon notice in accordance with Article XIV of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by a

Share Majority, unless a greater percentage is required under this Agreement, the Shareholders’ Agreement or by applicable Delaware Law.

Section 12.2 Shareholder Amendments. Subject to Section 12.1, Section 12.3 and Section 12.4, this Agreement may be altered, amended, restated or repealed by the Members of the Company only (a) prior to the Trigger Event, by the affirmative vote of holders of not less than 50% in voting power of the Outstanding Voting Shares and entitled to vote thereon, voting together as a single class, or (b) on and after the Trigger Event, by the affirmative vote of holders of not less than 66-2/3% in voting power of the Outstanding Voting Shares, voting together as a single class. No amendment hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board that was valid at the time such act was taken.

Section 12.3 Amendments to be Adopted Solely by the Board. Notwithstanding Section 12.1 or Section 12.2, the Board, without the approval of any Member, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(b) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(c) a change that the Board determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the Laws of any state;

(d) a change that, in the sole discretion of the Board, it determines (i) does not adversely affect the Members (including adversely affecting the holders of any particular class or series of Shares as compared to other holders of other classes or series of Shares) in any material respect, (ii) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Act), (iii) to be necessary, desirable or appropriate to facilitate the trading of the Shares or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are or will be listed for trading, compliance with any of which the Board deems to be in the best interests of the Company and the Members, (iv) to be necessary or appropriate in connection with action taken by the Board pursuant to Section 3.5 or (v) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e) a change in the fiscal year or taxable year of the Company and any other changes that the Board determines to be necessary or appropriate resulting from a change in the fiscal year or taxable year of the Company;

(f) an amendment that the Board determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company or its Directors, Officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g) an amendment that (i) sets forth the designations, rights, preferences, powers and duties of any class or series of Shares or (ii) the Board determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Shares pursuant to Section 3.2;

(h) any amendment expressly permitted in this Agreement to be made by the Board acting alone;

(i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 13.3;

(j) an amendment that the Board determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by Section 2.6;

(k) a merger, conversion or conveyance pursuant to Section 13.3(d); or

(l) any other amendments substantially similar to the foregoing.

Section 12.4 Amendment Requirements.

(a) Notwithstanding the provisions of Sections 12.1 and 12.3 (other than Section 12.3(d)), no provision of this Agreement that establishes a percentage of Outstanding Voting Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of holders of Outstanding Voting Shares whose aggregate Outstanding Voting Shares constitute not less than the voting requirement sought to be reduced.

(b) Notwithstanding the provisions of Sections 12.1 and 12.3 (other than Section 12.3(d)), no amendment to this Agreement may (i) enlarge the obligations of any Member without its consent, unless such shall occur resulting from an amendment approved pursuant to Section 12.4(c), (ii) change Section 11.1(a), (iii) change the term of the Company or, (iv) except as set forth in Section 11.1(a), give any Person the right to dissolve the Company.

(c) Except as provided in Section 13.3, and without limitation of the Board’s authority to adopt amendments to this Agreement without the approval of any Members as contemplated in Section 12.1, any amendment that would have a material adverse effect on the rights or preferences of any class or series of Shares in relation to other classes or series of Shares must be approved by the holders of a majority of the Outstanding Shares of the class or series affected.

(d) So long as the Five Point Members collectively own, directly or indirectly, at least 10% of the Outstanding Voting Shares, no amendment, modification or waiver of this Agreement, the Certificate of Formation or any other governing documents of the Company that materially and adversely affects any Five Point Member shall be made without the prior consent of the Five Point Representative, which consent may be withheld in the Five Point Representative’s sole discretion.

Article XIII
MERGER, CONSOLIDATION OR CONVERSION

Section 13.1 Authority. The Company may merge or consolidate with one or more limited liability companies or “other business entities” as defined in Section 18‑209 of the Act, pursuant to a written agreement of merger or consolidation (“Merger Agreement”), or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, in accordance with this Article XIII.

Section 13.2 Procedure for Merger, Consolidation or Conversion. Merger, consolidation or conversion of the Company pursuant to this Article XIII requires the prior approval of the Board.

(a) If the Board shall determine to consent to a merger or consolidation, the Board shall approve the Merger Agreement, which shall set forth:

(i) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(ii) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii) the terms and conditions of the proposed merger or consolidation;

(iv) the manner and basis of exchanging or converting the rights or securities of, or interests in, each constituent business entity for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity; and if any rights or securities of, or interests in, any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity, the cash, property, rights, or securities of or interests in, any limited liability company or other business entity which the holders of such rights, securities or interests are to receive, if any;

(v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the certificate of formation or limited liability company agreement, articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be affected by such merger or consolidation;

(vi) the effective time of the merger or consolidation, which may be the date of the filing of the certificate of merger or certificate of consolidation pursuant to Section 13.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger or consolidation is to be later than the date of the filing of the certificate of merger or certificate of consolidation, the effective time shall be fixed no later than the time of the filing of the certificate of merger or certificate of consolidation or the time stated therein); and

(vii) such other provisions with respect to the proposed merger or consolidation that the Board determines to be necessary or appropriate.

Section 13.3 Approval by Members of Merger, Consolidation or Conversion or Sales of Substantially All of the Company’s Assets.

(a) Except as provided in Section 13.3(d) and Section 13.6, the Board, upon its approval of the Merger Agreement or documentation regarding any conversion, shall direct that the Merger Agreement or such conversion documents be submitted to a vote of Members, whether at an annual meeting or a special meeting, in either case, in accordance with the requirements of Article XII. A copy or a summary of the Merger Agreement or such conversion documents shall be included in or enclosed with the notice of meeting.

(b) Except as provided in Section 13.3(d) and Section 13.6, the Merger Agreement or conversion documents, as applicable, shall be approved upon receiving the affirmative vote or consent of the holders of a Share Majority unless the Merger Agreement or conversion documents, as applicable, contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Act would require for its approval the vote or consent of a greater percentage of the Outstanding Voting Shares or of any class or series of Members, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement or such conversion documents.

(c) Except as provided in Section 13.3(d) and Section 13.6, after such approval by vote or consent of the Members, and at any time prior to the filing of the certificate of merger or certificate of consolidation or certificate of conversion pursuant to Section 13.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or conversion documents.

(d) Notwithstanding anything else contained in this Article XIII or in this Agreement, the Board is permitted, without Member approval, to convert the Company into a different limited liability entity form (including, for the avoidance of doubt, a corporation), or to merge the Company into, or convey all of the Company’s assets to, another limited liability entity (including, for the avoidance of doubt, a corporation), which shall be newly formed and shall have no assets, liabilities or operations at the time of such merger or conveyance other than those it receives from the Company, if (i) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Company and (ii) the Board has determined that the governing instruments of the new entity provide the Members and the Board with substantially similar rights and obligations as are herein contained.

(e) Members are not entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion pursuant to this Article XIII, a sale of all or substantially all of the assets of any member of the Company Group, or any other similar transaction or event.

(f) The Board may not cause the Company to sell, exchange or otherwise dispose of all or substantially all of its assets, in one transaction or a series of related transactions, or approve on behalf of the Company any such sale, exchange or other disposition, without receiving the affirmative vote or consent of the holders of a Share Majority; provided that the foregoing will not limit the ability of the Board to authorize the Company to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company without the approval of any Member.

(g) Each merger, consolidation or conversion approved pursuant to this Article XIII shall provide that all holders of Class A Shares shall be entitled to receive the same consideration pursuant to such transaction with respect to each of their Class A Shares.

Section 13.4 Certificate of Merger. Upon the required approval by the Board and the Members of a Merger Agreement or a conversion pursuant to Section 13.3(d), a certificate of merger, certificate of consolidation or certificate of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Act.

Section 13.5 Effect of Merger.

(a) At the effective time of the certificate of merger or certificate of consolidation:

(i) all of the rights, privileges and powers of each of the business entities that have merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b) It is the intent of the parties hereto that a merger or consolidation effected pursuant to this Article XIII shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

Section 13.6 Certain Merger Rights. Notwithstanding any other provision of this Agreement, the Board, acting unilaterally and without seeking the consent of the Members, shall be entitled to cause the Company to merge with or into another Person in the same manner and in accordance with the same processes and requirements as would be applicable if the Company were a corporation subject to Section 251(f) through (h), Section 253 and Section 267 of the DGCL and the portion of Section 264 that would permit a Delaware corporation to effect a merger with another entity in the same manner as it would effect a merger with a corporation pursuant to Section 251(f) through (h) of the DGCL, including in each case, for the avoidance of doubt, the processes and requirements whereby a corporation may consummate a merger without seeking consent of its stockholders. For purposes of applying this Section 13.6, references in the DGCL to stock of a constituent corporation shall be deemed to refer to Shares.

Article XIV
MEMBER MEETINGS

Section 14.1 Member Meetings.

(a) All acts of Members to be taken hereunder shall be taken in the manner provided in this Article XIV. An annual meeting of the Members for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and place as the Board shall specify in a resolution of the Board. If authorized by the Board, and subject to such guidelines and procedures as the Board may adopt, Members and proxyholders not physically present at a meeting of Members may by means of remote communication participate in such meeting and be deemed present in person and vote at such meeting, provided that the Company shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a Member or proxyholder, to provide such Members or proxyholders a reasonable opportunity to participate in the meeting, and to record the votes or other action made by such Members or proxyholders.

(b) A failure to hold the annual meeting of the Members at the designated time or to elect a sufficient number of Directors to conduct the business of the Company shall not affect otherwise valid acts of the Company or work a forfeiture or dissolution of the Company. If the annual meeting for election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the date of this Agreement or the Company’s last annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any Member or Director. The Delaware Court of Chancery may issue such orders as may be appropriate, including orders designating the time and place of such meeting, the record date for determination of Members entitled to vote, and the form of notice of such meeting.

(c) All elections of Directors will be by written ballots; if authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the electronic transmission was authorized by the Member or proxyholder.

(d) Special meetings of Members of the Company may be called only by the Board pursuant to a resolution adopted by the affirmative vote of a majority of the whole Board; provided that prior to the Trigger Event, special meetings of the Members may also be called by the Secretary of the Company at the request of the Record Holders of a majority of the Outstanding Voting Shares. On and after the Trigger Event, subject to the rights of holders of any class or series of Shares specified in the related Share Designation, the Members shall not have the power to call or request a special meeting of the Members. The Board or a designee authorized by the Board may fix the date, time and place, if any, of any special meeting. The Board or, in the case of a meeting called at the request of the Record Holders of a majority of the Outstanding Voting Shares, the Secretary of the Company at the request of such holders, may adjourn, reschedule, postpone or cancel any special meeting of the Members previously scheduled by or on behalf of the Board.

Section 14.2 Notice of Meetings of Members.

(a) Notice, stating the place, if any, day and time of any annual or special meeting of the Members, as determined by the Board, and (i) the means of remote communications, if any, by which Members and proxyholders may be deemed to be present in person and vote at such meeting, (ii) the record date for determining the Members entitled to vote at the meeting, if such date is different from the record date for determining Members entitled to notice of the meeting, (iii) in the case of a special meeting of the Members, the purpose or purposes for which the meeting is called, as determined by the Board if applicable, or (iv) in the case of an annual meeting, those matters that the Board, at the time of giving the notice, intends to present for action by the Members, shall be delivered by the Company not less than 10 calendar days nor more than 60 calendar days before the date of the meeting, in a manner and otherwise in accordance with Section 15.1 to each Record Holder who is entitled to vote at such meeting. Such further notice shall be given as may be required by Delaware law. The notice of any meeting of the Members at which Directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board intends to present for election. Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Any previously scheduled meeting of the Members may be adjourned, rescheduled or postponed, and any special meeting of the Members may be adjourned, rescheduled, postponed or canceled, by resolution of the Board upon public notice given prior to or on the date previously scheduled for such meeting of the Members.

(b) The Board shall designate the place, if any, of meeting, or means of remote communication, if any, for any annual meeting or for any special meeting of the Members. If no designation is made, the place of meeting shall be the principal office of the Company.

Section 14.3 Record Date. For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members, the Board may set a Record Date, which shall not be less than 10 nor more than 60 days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). If no Record Date is fixed by the Board, the Record Date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment, rescheduling or postponement of the meeting; provided that the Board may fix a new Record Date for the adjourned, rescheduled or postponed meeting, and in such case shall also fix as the Record Date for Members entitled to notice of such adjourned, rescheduled or postponed meeting the same or earlier date as that fixed for determination of Members entitled to vote in accordance herewith at the adjourned, rescheduled or postponed meeting.

Section 14.4 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place, if any, and the means of remote communications, if any, by which Members and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable Members and proxyholders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 14.2; unless such adjournment shall be for more than 30 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if a new Record Date is fixed for the adjourned meeting, a notice of the time and place, if any, and the means of remote communication, if any, of the adjourned meeting shall be given in accordance with this Article XIV.

Section 14.5 Waiver of Notice; Approval of Meeting. Whenever notice to the Members is required to be given under this Agreement, a written waiver, signed by the Person entitled to notice, or a waiver by electronic transmission by the Person entitled to notice (which shall constitute a waiver duly executed or signed by such Person), whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Person at any such meeting of the Members shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in any written waiver of notice unless so required by resolution of the Board. All waivers and approvals shall be filed with the Company records or made part of the minutes of the meeting.

Section 14.6 Quorum; Required Vote for Member Action; Voting for Directors.

(a) At any meeting of the Members, the holders of a majority of the Outstanding Voting Shares entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum for such meeting, notwithstanding any provision of this Agreement to the contrary; provided that where a separate vote by a class or series or classes or series is required, a majority of the voting power of the class or classes or series entitled to vote on such matter, represented in person or by proxy, shall constitute a quorum of such class or classes or series with respect to such matter. The submission of matters to Members for approval and the election of Directors shall occur only at a meeting of the Members duly called and held in accordance with this Agreement at which a quorum is present; provided that the Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Voting Shares specified in this

Agreement. Any meeting of Members may be adjourned or recessed from time to time for any reason by the chairman of the meeting to another place or time, without regard to the presence of a quorum.

(b) Directors will be elected by a plurality of the votes of Outstanding Voting Shares present in person or represented by proxy and entitled to vote on the election of Directors at any annual or special meeting of Members. Cumulative voting for the election of directors is prohibited.

(c) All matters (other than the election of Directors and non‑binding advisory votes described below) submitted to Members for approval shall be determined by a majority of the votes cast affirmatively or negatively by Members holding Outstanding Voting Shares unless a greater percentage is required with respect to such matter under the Act, under the rules of any National Securities Exchange on which the Shares are listed for trading, or under the provisions of this Agreement, in which case the approval of Members holding Outstanding Voting Shares that in the aggregate represent at least such greater percentage shall be required.

(d) In non‑binding advisory matters with more than two possible vote choices, the affirmative vote of a plurality of the Outstanding Voting Shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the recommendation of the Members.

Section 14.7 Conduct of a Meeting; Member Lists.

(a) The Board shall have full power and authority concerning the manner of conducting any meeting of the Members, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article XIV, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board may make such other rules and regulations consistent with applicable Law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Members, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote. Except to the extent inconsistent with the rules and regulations adopted by the Board, the chairman of the meeting shall have the right and authority to convene and recess and/or adjourn (whether or not a quorum is present and for any reason or no reason) the meeting, to prescribe such rules, regulations, and procedures, and to do all such acts as, in the judgment of the chairman of the meeting, are appropriate for proper conduct of the meeting and safety of those in attendance. All minutes shall be kept with the records of the Company maintained by the Board. Such rules, regulations, or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include (i) the establishment of an agenda or order of business for the meeting; (ii) regulating the opening and closing of the polls for balloting and matters that are to be voted on by ballot; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to Members entitled to vote at the meeting, their duly authorized and constituted proxies or such other Persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by participants; and (vii) restrictions on the use of any photographic or audio or video recording devices (including cellular phones) at the meeting. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of Members are not required to be held in accordance with the rules of parliamentary procedure.

(b) No later than the tenth day before each meeting of Members, a complete list of Members entitled to vote at any meeting of Members, arranged in alphabetical order for each class or series of Shares, shall be open to the examination of any Member, for any purpose germane to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company shall take reasonable steps to ensure that such information is available only to Members of the Company.

Section 14.8 Action Without a Meeting. Prior to the Trigger Event, subject to the rights of holders of any class or series of Shares specified in the related Share Designation with respect to such class or series of Shares, on any matter that is to be voted on, consented to or approved by Members, the Members may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. On and after the Trigger Event, subject to the rights of holders of any class or series of Shares specified in the related Share Designation with respect to such class or series of Shares, any action required or permitted to be taken by the Members of the Company must be taken at a duly held annual or special meeting of Members and may not be taken by any consent in writing of such Members. In order that the Company may determine the Members entitled to express consent to an action in writing without a meeting prior to the Trigger Event, the Board may fix a Record Date, which shall not be more than ten days after the date upon which the resolution fixing the Record Date is adopted by the Board. If no Record Date for determining Members entitled to express consent to Company action in writing without a meeting is fixed by the Board, (i) when no prior action of the Board is required by applicable Law or this Agreement, the Record Date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with applicable Law, and (ii) if prior action by the Board is required by applicable Law or this Agreement, the Record Date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 14.9 Voting and Other Rights.

(a) Only those Record Holders of Outstanding Voting Shares on the Record Date set pursuant to Section 14.3 shall be entitled to notice of, and to vote at, a meeting of Members or to act with respect to matters as to which the holders of the Outstanding Voting Shares have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Voting Shares shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Voting Shares on such Record Date.

(b) With respect to Outstanding Voting Shares that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Outstanding Voting Shares are registered, such other Person shall, in exercising the voting rights in respect of such Outstanding Voting Shares on any matter, and unless the arrangement between such Persons provides otherwise, vote such Outstanding Voting Shares in favor of, and at the direction of, the Person who is the beneficial owner, and the Company shall be entitled to assume it is so acting without further inquiry.

Section 14.10 Proxies and Voting.

(a) On any matter that is to be voted on by Members, the Members may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable Law. Any such proxy shall be filed in accordance with the procedure established for the meeting. For purposes of this Agreement, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(b) The Company may, and to the extent required by applicable Law, shall, in advance of any meeting of Members, appoint one or more inspectors to act at the meeting and make a written report thereof, which inspector or inspectors may include individuals who serve the Company in other capacities, including as Officers, employees, agents or representatives. Inspectors need not be Members. The Company may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Members, the Person presiding at the meeting may, and to the extent required by applicable Law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

(c) With respect to the use of proxies at any meeting of Members, the Company shall be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the DGCL and other applicable provisions of the DGCL, as though the Company were a Delaware corporation and as though the Members were stockholders of a Delaware corporation.

Section 14.11 Notice of Member Business and Nominations.

(a) Annual Meetings of Members.

(i) Nominations of Persons for election to the Board and the proposal of other business to be considered by the Members at an annual meeting of Members may be made only (A) pursuant to the Company’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or any committee thereof authorized to do so, (C) by any Member of the Company who (i) was a Member of record at the time of giving of notice provided for in this Section 14.11 and at the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures and other requirements set forth in this Agreement and applicable Law, or (D) pursuant to the terms of the Shareholders’ Agreement. In addition, if the proposal is made on behalf of a beneficial owner other than the Member of record, such beneficial owner must be the beneficial owner of Shares of the Company both at the time of giving of notice provided for in this Section 14.11 and at the time of the annual meeting. Section 14.11(a)(ii)(C) of this Agreement shall be the exclusive means for a Member to make nominations or submit other business (other than business brought properly under and in compliance with Rule 14a‑8 of the Exchange Act, as may be amended from time to time) before an annual meeting of the Members, except as otherwise provided in Section 14.11(a)(ii)(D). Nothing in this Section 14.11 shall be deemed to affect any rights of Members to request inclusion of proposals or nominations in the Company’s proxy statement or proxy card pursuant to mandatory provisions of the Exchange Act and the rules and regulations thereunder, subject, in each case, to compliance with those provisions of this Agreement that are permitted under such mandatory provisions.

(ii) For any nominations or any other business to be properly brought before an annual meeting by a Member, other than any of the Shareholders, pursuant to Section 14.11(a)(ii)(C) of this Agreement, (A) the Member must have given timely notice thereof in writing to the Secretary of the Company and such notice must be in proper form, as required by this Agreement, (B) in the case of business other than nominations, such other business must otherwise be a matter that would be proper for action by the Members pursuant to this Agreement, and (C) the record Member and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement required by this Agreement. To be timely, a Member’s notice, other than from any of the Shareholders, must be received by the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the Public Announcement for the immediately preceding annual meeting (which anniversary, in the case of the first annual meeting of Members following the consummation of the IPO, shall be deemed to be September 1, 2026); provided that subject to the following sentence, if the date of the annual meeting (other than the first annual meeting of Members following the consummation of the IPO) is scheduled for a date that has changed by more than 30 days before or after such anniversary date, or if no annual meeting was held in the prior year (other than the first annual meeting of Members following the consummation of the IPO), notice by the Member to be timely must be so received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first Public Announcement of the date of such annual meeting is less than 90 days prior to the date of such annual meeting, the 10th day following the day on which Public Announcement of the date of such meeting is first made by the Company. In no event shall any adjournment, rescheduling or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a Member’s notice as described above. To be in proper form, a Member’s notice, other than any of the Shareholders, (whether given pursuant to this Section 14.11(a) or Section 14.11(b)) to the Secretary of the Company must:

(A) set forth, as to the Member giving the notice and the beneficial owner, if any, on whose behalf the nomination or business is proposed (i) the name and address of such Member, as they appear on the Company’s books, and of such Member’s Member Associated Person (as defined in Section 14.11(d)), if any, (ii) (A) the class or series and number of Shares that are, directly or indirectly, owned beneficially and of record by such Member and any Member Associated Person, (B) any option, warrant, convertible security, Share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of Shares or with a value derived in whole or in part from the value of any class or series of Shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of Shares or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such Member or by any Member Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of Shares held by such Member or any Member Associated Person, (C) a complete and accurate description of any agreement, arrangement or understanding between or among such Member and such Member’s Member Associated Person and any other person or persons in connection with such Member’s director nomination and the name and address of any other person(s) or entity or entities known to the Member to support such nomination, (D) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such Member or any Member Associated Person has a right to vote, directly or indirectly, any Shares, (E) any short interest in any security of the Company held by such Member or any Member Associated Person (for purposes of this Agreement, a Person shall be deemed to have a “short interest” in a security if such Person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to Dividends on the Shares owned beneficially by such Member or by any Member Associated Person that are separated or separable from the underlying Shares, (G) any proportionate interest in Shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Member or any Member Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (H) any performance‑related fees (other than an asset‑based fee) that such Member or any Member Associated Person is entitled to based on any increase or decrease in the value of Shares or Derivative Instruments, if any, as of the date of such notice, including any such interests held by members of such Member’s or any Member Associated Person’s immediate family sharing the same household (which information shall be supplemented by such Member and any Member Associated Person, if any, not later than ten days after the Record Date for determining the Members entitled to vote at the meeting to disclose such ownership as of the Record Date; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting), (iii) any other information relating to such Member and any Member Associated Person, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the Member is a holder of record of Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and (v) a representation as to whether or not such Member or any Member Associated Person intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Company’s Outstanding Shares required to approve or adopt the proposal or, in the case of a nomination or nominations, at least the percentage of the voting power of the Company’s Outstanding Shares reasonably believed by the Member or Member Associated Person, as the case may be, to be sufficient to elect such nominee or nominees (such representation, a “Solicitation Statement”);

(B) if the notice relates to any business other than a nomination of a director or directors that the Member proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, (ii) the exact text of the proposal or business (including the text of any resolution proposed for consideration and in the event that such business includes a proposal to amend this Agreement, the language of the proposed amendment), and the reasons for conducting such business at the meeting, (iii) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) of such Member and Member Associated Person, if any, in such business, and (iv) a complete and accurate description of all agreements, arrangements and understandings between or among such Member and such Member Associated Person, if any, and any other Person or Persons or entity or entities (including their names and addresses) in connection with the proposal of such business by such Member;

(C) set forth, as to each Person, if any, whom the Member proposes to nominate for election or reelection to the Board (i) all information relating to such Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such Person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, for the full term for which such Person is standing for election), (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Member and Member Associated Person, if any, and their respective Affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective Affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S‑K if the Member making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any Affiliate or associate thereof or Person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (iii) a representation that such Person intends to serve a full term, if elected as a director; and

(D) with respect to each nominee for election or reelection to the Board, include (i) a completed and signed questionnaire, representation and agreement in a form provided by the Company, which form the Member must request from the Secretary of the Company in writing with no less than seven days’ advance notice and (ii) a written representation and agreement (in the form provided by the Secretary of the Company upon written request) that such Person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such Person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such Person’s ability to comply, if elected as a director of the Company, with such Person’s fiduciary duties under applicable Law, (B) is not and will not become a party to any agreement, arrangement or understanding with any Person other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any Person on whose behalf the nomination is being made, would be in compliance, if elected as director of the Company, and will comply with all applicable governance, conflict of interest, confidentiality and Share ownership and trading policies and guidelines of the Company. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company, including information that could be relevant to a determination of whether such Person can be considered an Independent Director.

(iii) A Member, other than any of the Shareholders, providing notice of a nomination or proposal of other business to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (1) as of the Record Date for the meeting and (2) as of the date that is ten Business Days prior to the meeting or any adjournment, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not later than five Business Days after the Record Date for the meeting (in the case of the update and supplement required to be made as of the Record Date) and not later than seven Business Days prior to the date for the meeting or any adjournment, rescheduling or postponement thereof, if practicable (or, if not practicable, on the first practicable date prior to any adjournment, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any adjournment, rescheduling or postponement thereof)).

(b) Special Meeting of Members.

(i) On and after the Trigger Event, only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting by or at the direction of the Board. Nominations of Persons for election to the Board may be made at a special meeting of Members at which directors are to be elected pursuant to a notice of meeting (1) by or at the direction of the Board or any committee thereof (or the Members pursuant to Section 14.2 of this Agreement prior to the Trigger Event) or (2) if the Board (or the Members pursuant to Section 14.2 of this Agreement prior to the Trigger Event) has determined that directors shall be elected at such meeting, and subject to the terms of the Shareholders’ Agreement, by any Member of the Company who (A) is a Member of record at the time of giving of notice provided for in this Agreement and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures set forth in this Agreement and applicable Law. In addition, if the nomination is made on behalf of a beneficial owner other than the Member of record, such beneficial owner must be the beneficial owner of Shares of the Company both at the time of giving of notice provided for in this Section 14.11 and at the time of the special meeting. If a special meeting of Members is called for the purpose of electing one or more directors to the Board, any such Member may nominate a Person or Persons (as the case may be), for election to such position(s) as specified in the Company’s notice of meeting, if the Member, other than any Shareholders, delivers notice with the information required by Section 14.11(a)(ii) (with the updates required by Section 14.11(a)(iii) of this Agreement with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 14.11(a)(ii)(D) of this Agreement)). Such notice shall be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment, rescheduling or postponement or the announcement thereof of a special meeting commence a new time period for the giving of a Member’s notice as described above.

(c) Subject to the terms of the Shareholders’ Agreement and except as otherwise required by applicable Law or regulation promulgated under the Exchange Act, and except for director nominees and business proposed by the Board, only such Person who are nominated in accordance with the procedures set forth in this Agreement shall be eligible to serve as Directors, and only such business shall be conducted at a meeting of Members as shall have been brought before the meeting in accordance with the procedures set forth in this Agreement. Any Member or beneficial owner, if any, or Member Associated Person, directly or indirectly soliciting proxies for the election of Directors must use a proxy card color other than white, which shall be reserved for exclusive use by the Company. Except as otherwise provided by applicable Law or this Agreement, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Agreement and applicable Law and, if any proposed nomination or business is not in compliance with this Agreement and applicable Law, to declare that such defective proposal or nomination shall be disregarded.

(d) For purposes of this Agreement, “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Company on any calendar day, whether or not the day is a Business Day, “Public Announcement” shall mean disclosure in a press release reported by Dow Jones News Service, the Associated Press, or any other national news service or in a document publicly filed or furnished by the Company with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder, and “Member Associated Person” shall mean, for any Member, (A) any Person controlling, directly or indirectly, or acting in concert with, such Member, (B) any beneficial owner of Shares owned of record or beneficially by such Member or (C) any Person controlling, controlled by or under common control with any Person referred to in the preceding clauses (A) or (B).

(e) If a Member or beneficial owner, if any, or any Member Associated Person, intends to solicit proxies in support of any Director nominee other than the Company’s nominees, such Person shall, in addition to the requirements of this Section 14.11: (i) deliver to the Company, no later than the earlier of the time provided in this Section 14.11 or the time provided in Rule 14a‑19 of the Exchange Act, the notice and other information required in Rule 14a‑19 of the Exchange Act; and (ii) deliver to the Company, no later than five Business Days prior to the applicable meeting of Members, reasonable evidence that it (including any others acting in concert with it) has met the requirements of Rule 14a‑19 of the Exchange Act with respect to such nominees. Unless otherwise required by applicable Law, if any Member (1) provides notice pursuant to Rule 14a‑19(b) of the Exchange Act and (2) subsequently fails to comply with any requirement of Rule 14a‑19 of the Exchange Act or any other rules or regulations thereunder or fails timely to provide the evidence described in the preceding clause (ii), then the Company shall disregard any proxies or votes solicited for such nominees, and such nominations shall be disregarded.

(f) In addition to the foregoing provisions of this Agreement, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Agreement; provided that any references in this Agreement to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 14.11(a) or Section 14.11(b) of this Agreement. Nothing in this Agreement shall be deemed to affect any rights (A) of Members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a‑8 under the Exchange Act or (B) of the holders of any class or series of Shares specified in the related Share Designation if and to the extent provided for under applicable Law or this Agreement.

(g) Unless otherwise required by law, if the Member (or a qualified representative of the Member) making a nomination or proposal under this Section 14.11 does not appear at the applicable meeting of Members to present such nomination or proposal, the nomination shall be disregarded and the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Company. For purposes of this Section 14.11, to be considered a qualified representative of the Member, a Person must be a duly authorized officer, manager or partner of such Member or must be authorized by a writing executed by such Member or an electronic transmission delivered by such Member to act for such Member as proxy at the meeting of Members and such Person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Members.

(h) For any nominations or any other business to be properly brought before an annual or special meeting by any Shareholder, such Shareholder shall submit a reasonably detailed notice thereof to the Company not later than the later of the close of business on the 30th day prior to the date the Company first files its preliminary or definitive proxy statement related to such meeting pursuant to the Exchange Act or the tenth day following the day on which public announcement is first made of the date of the special meeting, and such Shareholder and the Company shall cooperate reasonably and in good faith with respect to the inclusion of such matters to be considered at such meeting.

Article XV
GENERAL PROVISIONS

Section 15.1 Addresses and Notices.

(a) Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Shares at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. Notwithstanding the foregoing, if (i) a Member shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 15.1 executed by the Company, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report given or made in accordance with the provisions of this Section 15.1 is returned marked to indicate that such notice, payment or report was unable to be delivered, such notice, payment or report and, in the case of notices, payments or reports returned by the United States Postal Service (or other physical mail delivery service outside the United States of America) and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) or other delivery if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Delivery of one copy of any notice, demand, request, report or proxy materials to all Record Holders having the same address shall constitute sufficient notice to all such Members under this Agreement if such method of delivery would be permitted by the DGCL to stockholders of a Delaware corporation and if permitted by the rules of the Commission. Written notice from any Record Holder to the Company shall, unless otherwise required by law, be given by hand or registered U.S. mail, postage prepaid, return receipt requested, or courier services, charges prepaid to, and received by, the Secretary of the Company at the principal executive offices of the Company. Any notice to the Company shall be deemed given if received by the Secretary at the principal office of the Company designated pursuant to Section 2.4. The Board and the Officers may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

(b) The terms “in writing,” “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e‑mail and other forms of electronic communication.

Section 15.2 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.3 Binding Effect. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Member only to the extent that they are permitted successors and assigns pursuant to the terms hereof. No party may assign its rights hereunder except as herein expressly permitted.

Section 15.4 Integration. This Agreement and the Shareholders’ Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein. This Agreement is subject to the terms and provisions of the Shareholders’ Agreement in its entirety.

Section 15.5 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 15.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 15.7 Third‑Party Beneficiaries. Each Member agrees that any Indemnified Person shall be entitled to assert rights and remedies hereunder as a third‑party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnified Person. Subject to the immediately preceding sentence, nothing in this Agreement, whether express or implied, is intended to give any Person, other than the parties hereto or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.

Section 15.8 Rights of Members Independent. The rights available to the Members under this Agreement and at Law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of such rights may be exercised by a Member and/or the Company from time to time and no such exercise shall exhaust the rights or preclude another Member from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.

Section 15.9 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Share pursuant to Section 3.3 without execution hereof.

Section 15.10 Applicable Law.

(a) This Agreement shall be governed by and construed according to the Laws of the State of Delaware without regard to principles of conflicts of laws.

(b) Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to that court having personal jurisdiction over the indispensable parties named defendants therein) shall, to the fullest extent permitted by applicable Law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, Officer, employee, Member or agent of the Company to the Company or the Company’s Members, (iii) any action asserting a claim against the Company or any director or Officer, Member or other employee of the Company arising pursuant to any provision of the Act or this Agreement, or (iv) any action asserting a claim against the Company or any director or Officer, Member or other employee of the Company governed by the internal affairs doctrine, in each such case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by applicable Law, the United States District Court for the District of Delaware shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any Person purchasing or otherwise acquiring any interest in Shares of the Company shall be deemed to have notice of and consented to the provisions of this Section 15.10.

(c) If any provision or provisions of this Section 15.10 shall be held to be invalid, illegal or unenforceable as applied to any Person or circumstance for any reason whatsoever, then, to the fullest extent permitted by applicable Law, the validity, legal and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 15.10 (including each portion of any sentence of this Section 15.10 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons or entities and circumstances shall not in any way be affected or impaired thereby. The provisions of this Section 15.10 shall not apply to actions brought to enforce any duty or liability created by the Exchange Act.

(d) To the fullest extent permitted by applicable Law, if any action the subject matter of which is within the scope of Section 15.10(b) is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any Member, such Member shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 15.10(b) (an “FSC Enforcement Action”) and (ii) having service of process made upon such Member in any such FSC Enforcement Action by service upon such Member’s counsel in the Foreign Action as agent for such Member.

Section 15.11 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by applicable Law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

Section 15.12 Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 15.13 Expenses. Except as otherwise provided in this Agreement, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

Section 15.14 Electronic Signatures. The use of electronic signatures affixed in the name and on behalf of the Transfer Agent and registrar of the Company on certificates representing Shares is expressly permitted by this Agreement.

Remainder of page intentionally left blank.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

NDB HOLDINGS:

NDB HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Scott L. McNeely
Name:	Scott L. McNeely
Title:	Executive Vice President, Chief Financial Officer

EXISTING MEMBERS:

WBR HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Scott L. McNeely
Name:	Scott L. McNeely
Title:	Executive Vice President, Chief Financial Officer

ASHBURTON INVESTMENT PRIVATE LIMITED, a Singapore private limited company

By:	/s/ Helen Newell
Name:	Helen Newell
Title:	Authorized Signatory

Signature Page to the First Amended and Restated Limited Liability Company Agreement